Exhibit 99.1

Old Point Reports Third Quarter 2019 Results

Hampton, VA, October 23, 2019 (PRNewswire) Old Point Financial Corporation (the Company or Old Point) (NASDAQ "OPOF") reported net income of $2.2 million and earnings per diluted common share of $0.43 for the quarter ended September 30, 2019, as compared to net income of $1.6 million or $0.31 earnings per diluted common share for the third quarter of 2018.

Net income for the nine months ended September 30, 2019 was $5.9 million or $1.13 earnings per diluted common share. For the comparative 2018 period, net income was $3.5 million or $0.69 earnings per diluted common share. Excluding the effect of $732 thousand in after tax merger costs, net operating earnings (non-GAAP) were $4.3 million, or $0.83 earnings per diluted common share, for the nine month period ended September 30, 2018, which reflects adjustments for certain after tax merger-related costs incurred in the acquisition of Citizens National Bank which closed on April 1, 2018.

Robert Shuford, Jr., Chairman, President, and CEO of Old Point National Bank (the Bank) said, "We are pleased to report net income of $5.9 million, or $1.13 earnings per diluted common share, for the first nine months of 2019. Our Company experienced solid revenue growth in both interest income and non-interest income, as well as expense control during the first nine months of 2019 compared to the same period in 2018. We have continued to improve overall asset quality with significant progress in non-performing asset resolution during the third quarter of 2019.”

Highlights of the quarter and year to date are as follows:

•
Net interest income held steady at $8.5 million for the third and second quarters of 2019 as well as the third quarter of 2018.  Net interest income year to date 2019 was $25.4 million, increasing $774 thousand or 3.1%, over the comparative 2018 period of $24.7 million.

•
Net interest margin (on a fully tax-equivalent basis) compressed to 3.58% for the third quarter of 2019 from 3.68% for the second quarter of 2019 and 3.64% for the third quarter of 2018.  For the nine months ended September 30, 2019 the fully tax-equivalent net interest margin improved to 3.65% from 3.61% for the comparative 2018 period.

•
Non-performing assets (NPAs) totaled $9.1 million as of September 30, 2019, down from $12.4 million at June 30, 2019 and $17.5 million at September 30, 2018. NPAs as a percentage of total assets improved to 0.87% at September 30, 2019 which compared to 1.21% at June 30, 2019 and 1.70% at September 30, 2018.

•
Return on average assets (ROA) was 0.85% for the third quarter of 2019 compared to 0.63% in the prior quarter and 0.61% in the third quarter of 2018.   For the nine months ended September 30, 2019, ROA was 0.76% compared to 0.47% for the comparative 2018 period.  Net operating ROA (non-GAAP) was 0.76% for 2019 year to date compared to 0.56% for 2018 year to date.

•
Return on average equity (ROE) was 8.13% for the third quarter of 2019 compared to 6.12% in the prior quarter and 6.31% in the third quarter of 2018. ROE for the nine months ended September 30, 2019 and 2018 was 7.40% and 4.80%, respectively.  Net operating ROE (non-GAAP) was 7.40% for the 2019 year to date compared to 5.80% for 2018 year to date.

•
The efficiency ratio increased to 78.57% for the third quarter of 2019 compared to 78.06% for the second quarter of 2019 but improved slightly from 78.69% in the third quarter of 2018. For the nine months ended September 30, 2019 and 2018, the efficiency ratio was 78.33% and 83.23%, respectively.

Net Interest Income

Net interest income for the third quarter of 2019 was $8.5 million, an increase of $21 thousand, or 0.3%, from the prior quarter and $48 thousand, or 0.6%, from the third quarter of 2018. For the nine months ended September 30, 2019 and 2018, net interest income increased $774 thousand or 3.1% to $25.4 million from $24.7 million.  The year-over-year and quarter-over-quarter growth was positively impacted by higher average earning asset balances and higher yields which was partially offset by higher funding costs.  The tax-equivalent net interest margin for the quarter was 3.58%, down from 3.68% in the prior quarter and 3.64% in the same period a year ago; however the tax-equivalent net interest margin for the nine months ended September 30, 2019 was 3.65% compared to 3.61% for the comparative 2018 period.

Asset Quality

Non-performing assets (NPAs) totaled $9.1 million as of September 30, 2019, down from $12.4 million at June 30, 2019 and $17.5 million at September 30, 2018. NPAs as a percentage of total assets improved to 0.87%, compared to 1.21% at June 30, 2019 and 1.70% at September 30, 2018. Non-accrual loans were $8.0 million at September 30, 2019, down from $11.2 million at June 30, 2019 and $13.0 million at September 30, 2018. Loans past due 90 days or more and still accruing interest decreased $126 thousand to $1.1 million at September 30, 2019 from $1.2 million at June 30, 2019 and decreased by $3.2 million compared to $4.3 million at September 30, 2018. Of the loans past due 90 days or more at September 30, 2019, approximately $905 thousand were government-guaranteed student loans.

The Company did not recognize any provision for loan losses during the third quarter of 2019 compared to $787 thousand for the second quarter of 2019 and $575 thousand for the third quarter of 2018.  The allowance for loan and lease losses (ALLL) was $10.6 million at September 30, 2019 compared to $10.8 million at June 30, 2019 and $10.2 million at September 30, 2018. The ALLL as a percentage of loans held for investment was 1.43% at September 30, 2019, up from 1.41% at June 30, 2019 and 1.31% at September 30, 2018. Annualized net charge offs as a percentage of average loans outstanding was 0.08% for the third quarter of 2019, 0.06% for second quarter of 2019 compared to 0.20% in the second quarter of 2018.   The Company did not recognize any provision for loan losses during the third quarter of 2019, because (i) net loans declined $20.2 million during the third quarter and (ii) one large classified relationship was upgraded to a pass rating, which caused the ratio of ALLL as a percentage of loans held for investment to increase from June 30, 2019 to September 30, 2019.

Noninterest Income

Total noninterest income for the quarter was $3.7 million, an increase of $164 thousand from the previous quarter and an increase of $353 thousand, or 10.4% from the third quarter of 2018. Increases in other service charges, commissions and fees and fiduciary and management fees over the preceding quarter and the prior year quarter were partially offset by fluctuations in mortgage banking income and service charges on deposit accounts.  Total noninterest income for the nine months ended September 30, 2019 increased $769 thousand, or 7.7%, to $10.7 million over the comparative 2018 period and is primarily related to increases in other service charges, commissions and fees, mortgage banking income, and gain on sale of available-for-sale securities.

Noninterest Expense

Noninterest expense totaled $9.7 million for the third quarter of 2019, an increase of $188 thousand from the second quarter of 2019 and $269 thousand from the third quarter of 2018. Noninterest expense for the nine months ended September 30, 2019 and 2018 were $28.5 million and $29.1 million, respectively. Adjusting for the impact of certain after tax merger expenses of $732 thousand in 2018, adjusted noninterest expense (non-GAAP) increased $166 thousand comparing year to date 2019 (for which adjusted noninterest expense was equal to noninterest expense) to the same period in 2018. Quarter over quarter and year over year increases are related to increased salaries and employee benefits, data processing, and professional services which were partially offset by decreases in FDIC insurance for the quarterly comparative periods and occupancy and equipment expense in the yearly comparative periods.

Balance Sheet Review

Total assets as of September 30, 2019 were $1.1 billion, a slight increase from December 31, 2018 at $1.0 billion. Net loans held for investment decreased $33.7 million, or 4.4%, from December 31, 2018 to $730.2 million.  Securities available for sale, at fair value, decreased $1.8 million from December 31, 2018 to $146.5 million at September 30, 2019.

Total deposits as of September 30, 2019 increased $21.4 million, or 2.5%, to $864.6 million from December 31, 2018. Noninterest-bearing deposits increased $5.2 million, or 2.1%, savings deposits increased $12.3 million, or 3.3%, and time deposits increased $4.0 million, or 1.8%.

The Company’s total stockholders’ equity at September 30, 2019 increased $7.1 million or 6.9% from December 31, 2018 to $109.1 million.  The Bank remains well capitalized with a Tier 1 Capital ratio of 11.62% at September 30, 2019 as compared to 10.90% at December 31, 2018. The Bank’s leverage ratio was 9.66% at September 30, 2019 as compared to 9.34% at December 31, 2018.

Non-GAAP Financial Measures – In addition to the Company's results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including net operating earnings, net operating earnings per share, net operating ROA, net operating ROE, operating efficiency ratio, and adjusted noninterest expense.  A schedule reconciling these non-GAAP financial measures is provided at the end of this press release.  The Company uses non-GAAP financial measures in its internal analysis of financial and operating performance and the Company's management believes that they provide greater transparency regarding management's view of the Company's performance.  These non-GAAP financial measures should be read in conjunction with, and not as a substitute for, the Company's GAAP results.  In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Safe Harbor Statement Regarding Forward-Looking Statements - Statements in this press release which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Forward-looking statements in this release may include, without limitation: statements regarding future financial performance; performance of the investment and loan portfolios, including performance of the consumer auto loan portfolio and the purchased student loan portfolio; the effects of diversifying the loan portfolio; strategic business initiatives; management's efforts to reposition the balance sheet; deposit growth; levels and sources of liquidity; use of proceeds from the sale of securities; future levels of charge-offs or net recoveries; the impact of changes in NPAs on future earnings; write-downs and expected sales of other real estate owned; and changes in interest rates.

Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in: interest rates and yields; general economic and business conditions, including unemployment levels; demand for loan products; future levels of government defense spending, particularly in the Company’s service area; uncertainty over future federal spending or budget priorities of the current administration, particularly in connection with the Department of Defense, on the Company’s service area; the performance of the Company’s dealer lending program; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board and any changes associated with the current administration; the quality or composition of the loan or securities portfolios; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the net interest margin; the U.S. Government's guarantee of repayment of student or small business loans purchased by Old Point; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; cyber threats, attacks and events; implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; any interruption or breach of security in the Company’s information systems or those of the Company’s third party vendors or other service providers; reliance on third parties for key services; the use of inaccurate assumptions in management's modeling systems; the real estate market; accounting principles, policies and guidelines; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2018. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation (Nasdaq: OPOF) is the parent company of Old Point National Bank, a locally owned and managed community bank, and Old Point Trust & Financial Services, N.A., a wealth management services provider, serving the Hampton Roads, Virginia region. Web: www.oldpoint.com. For more information, contact Elizabeth Beale, Chief Financial Officer and Senior Vice President of Old Point Financial Corporation at 757-325-8123, or Laura Wright, Vice President/Marketing Director, Old Point National Bank at 757-728-1743.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets	September 30,	December 31,
(dollars in thousands, except share data)	2019	2018
	(unaudited)
Assets

Cash and due from banks	$31,897	$19,915
Interest-bearing due from banks	58,591	20,000
Federal funds sold	719	2,302
Cash and cash equivalents	91,207	42,217
Securities available-for-sale, at fair value	146,486	148,247
Restricted securities, at cost	3,351	3,853
Loans held for sale	1,578	479
Loans, net	730,198	763,898
Premises and equipment, net	36,361	36,738
Bank-owned life insurance	27,355	26,763
Goodwill	1,650	1,650
Other real estate owned, net	-	83
Core deposit intangible, net	374	407
Other assets	12,035	13,848
Total assets	$1,050,595	$1,038,183

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$251,419	$246,265
Savings deposits	380,178	367,915
Time deposits	232,973	228,964
Total deposits	864,570	843,144
Overnight repurchase agreements	23,732	25,775
Federal Home Loan Bank advances	47,000	60,000
Other borrowings	2,100	2,550
Accrued expenses and other liabilities	4,130	4,708
Total liabilities	941,532	936,177

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized; 5,199,169 and 5,184,289 shares outstanding (includes 19,933 and 13,689 of nonvested restricted stock, respectively)	25,896	25,853
Additional paid-in capital	20,876	20,698
Retained earnings	61,625	57,611
Accumulated other comprehensive income(loss), net	666	(2,156)
Total stockholders' equity	109,063	102,006
Total liabilities and stockholders' equity	$1,050,595	$1,038,183

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income (unaudited)	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	Sep. 30, 2019	Jun. 30, 2019	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018

Interest and Dividend Income:
Loans, including fees	$8,972	$9,075	$8,865	$26,909	$25,448
Due from banks	257	111	68	425	94
Federal funds sold	10	6	5	23	15
Securities:
Taxable	770	648	510	2,038	1,503
Tax-exempt	146	234	291	646	937
Dividends and interest on all other securities	53	59	64	176	192
Total interest and dividend income	10,208	10,133	9,803	30,217	28,189

Interest Expense:
Checking and savings deposits	291	275	164	817	409
Time deposits	1,012	947	774	2,829	2,088
Federal funds purchased, securities sold under agreements to repurchase and other borrowings	32	36	41	105	93
Federal Home Loan Bank advances	321	344	320	1,024	931
Total interest expense	1,656	1,602	1,299	4,775	3,521
Net interest income	8,552	8,531	8,504	25,442	24,668
Provision for loan losses	-	787	749	1,013	1,849
Net interest income after provision for loan losses	8,552	7,744	7,755	24,429	22,819

Noninterest Income:
Fiduciary and asset management fees	949	929	904	2,837	2,803
Service charges on deposit accounts	1,001	1,028	1,095	3,082	3,043
Other service charges, commissions and fees	1,047	1,026	873	2,998	2,668
Bank-owned life insurance income	201	198	202	591	584
Mortgage banking income	204	302	240	722	617
Gain on sale of available-for-sale securities, net	286	-	-	312	120
Gain on acquisition of Old Point Mortgage	-	-	-	-	-
Other operating income	49	90	70	184	122
Total noninterest income	3,737	3,573	3,384	10,726	9,957

Noninterest Expense:
Salaries and employee benefits	5,991	5,927	5,608	17,617	17,020
Occupancy and equipment	1,484	1,405	1,557	4,282	4,521
Data processing	460	420	317	1,243	993
Customer development	137	151	143	450	460
Professional services	652	560	482	1,726	1,507
Employee professional development	181	230	195	597	595
Other taxes	146	149	134	445	446
ATM and other losses	57	53	103	172	357
Loss (gain) on other real estate owned	-	-	-	(2)	86
Merger expenses	-	-	48	-	644
Other operating expenses	588	613	840	1,965	2,432
Total noninterest expense	9,696	9,508	9,427	28,495	29,061
Income before income taxes	2,593	1,809	1,712	6,660	3,715
Income tax expense	361	183	115	775	184
Net income	$2,232	$1,626	$1,597	$5,885	$3,531

Basic Earnings per Share:
Weighted average shares outstanding	5,198,634	5,202,166	5,182,181	5,195,912	5,127,090
Net income per share of common stock	$0.43	$0.31	$0.31	$1.13	$0.69

Diluted Earnings per Share:
Weighted average shares outstanding	5,198,656	5,202,196	5,182,181	5,195,962	5,127,113
Net income per share of common stock	$0.43	$0.31	$0.31	$1.13	$0.69

Cash Dividends Declared per Share:	$0.12	$0.12	$0.11	$0.36	$0.33

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the quarter ended September 30,
(unaudited)	2019			2018
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate**	Average Balance	Interest Income/ Expense	Yield/ Rate**
ASSETS
Loans*	$750,908	$8,986	4.75%	$777,179	$8,880	4.53%
Investment securities:
Taxable	126,055	770	2.42%	94,674	510	2.14%
Tax-exempt*	21,117	185	3.48%	47,458	368	3.08%
Total investment securities	147,172	955	2.57%	142,132	878	2.45%
Interest-bearing due from banks	48,997	257	2.08%	13,389	68	2.01%
Federal funds sold	1,688	10	2.12%	950	5	2.09%
Other investments	3,433	53	6.13%	3,869	75	7.69%
Total earning assets	952,198	$10,261	4.27%	937,519	$9,906	4.19%
Allowance for loan losses	(10,951)			(10,184)
Other non-earning assets	104,939			103,231
Total assets	$1,046,186			$1,030,566

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$33,320	$3	0.04%	$28,001	$2	0.03%
Money market deposit accounts	257,627	266	0.41%	243,556	140	0.23%
Savings accounts	86,133	22	0.10%	88,345	22	0.10%
Time deposits	234,841	1,012	1.71%	235,443	774	1.30%
Total time and savings deposits	611,921	1,303	0.84%	595,345	938	0.63%
Federal funds purchased, repurchase agreements and other borrowings	22,114	32	0.57%	32,800	41	0.50%
Federal Home Loan Bank advances	48,924	321	2.61%	60,000	320	2.12%
Total interest-bearing liabilities	682,959	1,656	0.96%	688,145	1,299	0.75%
Demand deposits	250,634			238,592
Other liabilities	3,647			3,382
Stockholders' equity	108,946			100,447
Total liabilities and stockholders' equity	$1,046,186			$1,030,566
Net interest margin		$8,605	3.58%		$8,607	3.64%

*Computed on a fully tax-equivalent basis using a 21% rate, adjusting interest income by $53 thousand and $92 thousand, respectively.
**Annualized

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the nine months ended September 30,
(unaudited)	2019			2018
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
ASSETS
Loans*	$763,074	$26,949	4.72%	$767,101	$25,492	4.44%
Investment securities:
Taxable	112,543	2,038	2.42%	94,907	1,503	2.12%
Tax-exempt*	34,339	818	3.17%	51,717	1,186	3.07%
Total investment securities	146,882	2,856	2.60%	146,624	2,689	2.45%
Interest-bearing due from banks	26,005	425	2.19%	6,481	94	1.94%
Federal funds sold	1,320	23	2.28%	1,164	15	1.72%
Other investments	3,603	176	6.52%	4,160	210	6.75%
Total earning assets	940,884	$30,429	4.32%	925,530	$28,500	4.12%
Allowance for loan losses	(10,583)			(10,052)
Other nonearning assets	103,901			98,819
Total assets	$1,034,202			$1,014,297

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$30,858	$8	0.03%	$28,159	$8	0.04%
Money market deposit accounts	254,564	743	0.39%	238,520	347	0.19%
Savings accounts	87,292	66	0.10%	87,596	54	0.08%
Time deposits	232,517	2,829	1.63%	227,914	2,088	1.22%
Total time and savings deposits	605,231	3,646	0.81%	582,189	2,497	0.57%
Federal funds purchased, repurchase agreements and other borrowings	23,456	105	0.60%	30,442	93	0.41%
Federal Home Loan Bank advances	53,264	1,024	2.57%	68,223	931	1.82%
Total interest-bearing liabilities	681,951	4,775	0.94%	680,854	3,521	0.69%
Demand deposits	241,924			231,916
Other liabilities	4,003			3,243
Stockholders' equity	106,324			98,284
Total liabilities and stockholders' equity	$1,034,202			$1,014,297
Net interest margin		$25,654	3.65%		$24,979	3.61%

*Computed on a fully tax-equivalent basis using a 21% rate, adjusting interest income by $212 thousand and $311 thousand, respectively.
**Annualized

Old Point Financial Corporation and Subsidiaries	As of or for the quarter ended,
Selected Ratios (unaudited)	September 30,	June 30,	September 30,
(dollars in thousands, except per share data)	2019	2019	2018

Earnings per common share, diluted	$0.43	$0.31	$0.31
Return on average assets (ROA)	0.85%	0.63%	0.61%
Return on average equity (ROE)	8.13%	6.12%	6.31%
Net Interest Margin (FTE)	3.58%	3.68%	3.64%
Non-performing assets (NPAs) / total assets	0.87%	1.21%	1.70%
Annualized Net Charge Offs / average total loans	0.08%	0.06%	0.20%
Allowance for loan losses / total loans	1.43%	1.41%	1.31%
Efficiency ratio (FTE)	78.57%	78.06%	78.69%

Non-Performing Assets (NPAs)
Nonaccrual loans	$7,998	$11,203	$13,009
Loans > 90 days past due, but still accruing interest	1,096	1,222	4,314
Other real estate owned	-	-	133
Total non-performing assets	$9,094	$12,425	$17,456

Other Selected Numbers
Loans, net	$730,198	$750,421	$769,204
Deposits	864,570	847,784	841,311
Stockholders equity	109,063	107,425	99,575
Total assets	1,050,595	1,029,404	1,025,440
Loans charged off during the quarter, net of recoveries	145	118	391
Quarterly average loans	750,908	767,393	777,179
Quarterly average assets	1,046,186	1,031,707	1,030,566
Quarterly average earning assets	952,198	937,347	937,519
Quarterly average deposits	862,555	845,929	833,937
Quarterly average equity	108,946	106,480	100,447

Reconciliations of GAAP Measures to Non-GAAP Measures (unaudited)
	Three Months Ended			Six Months Ended
	Sep. 30, 2019	Jun. 30, 2019	Sep. 30, 2018	Sep. 30, 2019	Sep. 30, 2018

Net income (GAAP)	$2,232	$1,626	$1,597	$5,885	$3,531
Plus: Merger-related costs, excluding severance (after tax)	-	-	48	-	644
Merger-related severance costs (after tax)	-	-	-	-	88
Net operating earnings (non-GAAP)	$2,232	$1,626	$1,645	$5,885	$4,263

Weighted average shares outstanding (assuming dilution)	5,198,656	5,202,196	5,182,181	5,195,962	5,127,113
Earnings per share (GAAP)	$0.43	$0.31	$0.31	$1.13	$0.69
Net operating earnings per share (non-GAAP)	0.43	0.31	0.32	1.13	0.83

Average assets	$1,046,186	$1,031,707	$1,030,566	$1,034,202	$1,014,297
ROA (GAAP)	0.85%	0.63%	0.61%	0.76%	0.47%
Net operating ROA (non-GAAP)	0.85%	0.63%	0.63%	0.76%	0.56%

Average stockholders equity	$108,946	$106,480	$100,447	$106,324	$98,284
ROE (GAAP)	8.13%	6.12%	6.31%	7.40%	4.80%
Net operating ROE (non-GAAP)	8.13%	6.12%	6.50%	7.40%	5.80%

Efficiency ratio (FTE)	78.57%	78.06%	78.69%	78.33%	83.23%
Operating efficiency ratio (FTE)	78.57%	78.06%	78.29%	78.33%	81.13%